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                                                                  Exhibit (j)(1)








                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements" and to the use of our report dated January 8, 2003 on the Growth Fund, Growth and Income Fund, High Yield Fund and Income Fund (each a portfolio of Whitehall Funds Trust), which is incorporated by reference in this Registration Statement (Form N-1A File Nos. 33-83430 and 811-8738) of Atlantic Whitehall Funds Trust.



                                                              ERNST & YOUNG LLP


New York, New York
March 25, 2003